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                                                                     EXHIBIT 5.1

July 14, 2000


Primark Corporation
1000 Winter Street
Suite 4300N
Waltham, MA 02451

Ladies and Gentlemen:

I am General Counsel of Primark Corporation, a Michigan corporation (the "Company"). I am providing you with this opinion in connection with the public offering of up to 230,770 shares of the Company's Common Stock, without par value (the "Common Stock") to be sold by the selling shareholder named in the Registration Statement, as hereinafter defined.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, I have examined (i) the Registration Statement of the Company on Form S-3 relating to the Common Stock filed with the Securities and Exchange Commission (the "Commission") filed with the Commission on July 14, 2000 (the "Registration Statement"); (ii) the Restated Articles of Incorporation and the by-laws of the Company, in each case as amended to the date hereof; (iii) certain resolutions of the Board of Directors of the Company; and (iv) such other documents as I have deemed necessary or appropriate for the opinions expressed below.

In my examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed below which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

I am admitted to the Bar of the State of Michigan and I do not express any opinion as to the law of any other jurisdiction. Based upon and subject to the foregoing, I am of the opinion that the 230,770 shares of Common Stock being registered by the Registration Statement are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and


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regulations of the Commission promulgated thereunder.


Very truly yours,

/s/ MICHAEL R. KARGULA
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    Michael R. Kargula